Exhibit 99.1

Century Communities Announces the Closing of its Private Offering of $500 Million of Senior Notes due 2029

GREENWOOD VILLAGE, Colorado (August 23, 2021) – Century Communities, Inc. (NYSE: CCS), a leading national homebuilder, today announced that it has successfully closed its private offering of $500 million aggregate principal amount of its new 3.875% Senior Notes due 2029 (the “Notes”).  The Notes are guaranteed on an unsecured senior basis by certain of the Company’s current and future subsidiaries, including substantially all of its domestic wholly-owned subsidiaries.

The Company intends to use a portion of the net proceeds from the offering to redeem (the “Redemption”) all $400 million aggregate principal amount of its outstanding 5.875% Senior Notes due 2025 (the “2025 Senior Notes”).  Following the Redemption of the 2025 Senior Notes, the Company intends to use the remaining net proceeds from the offering for general corporate purposes.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the Notes or any other security, and shall not constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which, or to any persons to whom, such offering, solicitation or sale would be unlawful.

The Notes and the related guarantees mentioned herein have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), any state securities laws, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to, or for the benefit of, U.S. persons absent registration under, or an applicable exemption from, the registration requirements of the Securities Act.

The Redemption of the 2025 Senior Notes is being made solely pursuant to a notice of redemption provided under the indenture governing the 2025 Senior Notes, and this press release does not constitute an offer to purchase or redeem, or a solicitation of an offer to sell, the 2025 Senior Notes.

About Century Communities

Century Communities, Inc. (NYSE: CCS) is a top 10 national homebuilder.  Offering new homes under the Century Communities and Century Complete brands, Century is engaged in all aspects of homebuilding — including the acquisition, entitlement and development of land, along with the construction, innovative marketing and sale of quality homes designed to appeal to a wide range of homebuyers.  The Colorado-based company operates in 17 states and over 40 markets across the United States, and offers title, insurance and lending services in select markets through its Parkway Title, IHL Home Insurance Agency, and Inspire Home Loan subsidiaries.  To learn more about Century Communities, please visit www.centurycommunities.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, and such statements should not be interpreted to be guarantees of future performance or results.  Forward-looking statements are based on our current beliefs or expectations with respect to future events, and are subject to assumptions and unknown risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the beliefs or expectations expressed in or suggested by the forward-looking statements.  Forward-looking statements in this press release include statements relating to the intended use of proceeds from the offering of the Notes and the Redemption of the 2025 Senior Notes.  Factors included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, among other factors, could cause actual results to differ materially from those expressed in the forward-looking statements.  Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law.

Contact Information:

Hunter Wells, Vice President of Investor Relations
(719) 426-3520
Hunter.Wells@CenturyCommunities.com